UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 15, 2009
Date of Report (Date of earliest event reported)
Bakhu Holdings, Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-153574	26-2608821

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Shelkovskoe Shosse 92/5 Suite 64 Moscow, Russian Federation	10552

(Address of principal executive offices)	(Zip Code)
79025126747
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-10.1 Exhibit 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on August 25, 2009, Mr. Xinan Zeng was appointed as a director of the Board of Directors of Bakhu Holdings Corp.  Information about Mr. Zeng is as follows:

Mr. Zeng is the CEO and Chairman of the Board of Shenzhen Xinhonglian Solar Energy Co., Ltd., a manufacturer of solar products and panels in Shenzhen, Peoples Republic of China.  Shenzhen Xinhonglian Solar Energy Co., Ltd., is the company that Bakhu Holdings Corp. is planning to acquire once satisfactory due diligence and financial audits are completed.

Mr. Zeng is currently not compensated for his role as a Director.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits

10.1     Press Release, dated August 26, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakhu Holdings, Corp.
Date: September 15, 2009	By:	/s/ Aidan Hwuang
Aidan Hwuang
Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-10.1	Exhibit 10.1